Exhibit 23.2



                         Glast, Phillips & Murray, P.C.
                          815 Walker Street, Suite 1250
                              Houston, Texas 77002
                                 (713) 237-3135



 April 25, 2003


 U.S. Securities and Exchange Commission
 Division of Corporation Finance
 450 Fifth Street, N.W.
 Washington, D.C. 20549

 Re:      American Fire Retardant Corp. - Form S-8

 Gentlemen:

               I have acted as counsel  to  American  Fire  Retardant  Corp.,  a
          Nevada corporation (the "Company"), in connection with its Registration Statement on Form S-8 relating to the registration of 197,000,000 shares of its common stock, $0.001 par value per share, which are issuable pursuant to the Company's Non-Employee Directors and Consultants Retainer Stock Plan for the Year 2003 No. 7. I hereby consent to all references to my firm included in this Registration Statement, including the opinion of legality.

                                                         Very truly yours,

                                                         /s/  Norman T. Reynolds

                                                          Norman T. Reynolds